EXHIBIT 23.01



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Travelers Group Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 33-40600, 33-41932, 33-48199, 33-49136,
33-57922, 33-51269, 33-54929, 33-56481, 333-01807, 333-02897,
333-11881) and on Form S-8 (No. 33-55250) of Salomon Inc of our reports dated January 17, 1997, with respect to the consolidated financial statements and related financial statement schedules incorporated by reference or included in the December 31, 1996 annual report on Form 10-K of Travelers Group Inc., which reports appear in the Form 8-K of Salomon Inc dated September 29, 1997.



                           KPMG Peat Marwick LLP

New York, New York
September 29, 1997